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                                                                  EXHIBIT 10.28


                               SEVERANCE AGREEMENT

         This Severance Agreement is entered into this 31st day of December, 2001 by and between Richard L. Love ("Love") and ILEX Oncology, Inc., a Delaware corporation ("ILEX").

                                   WITNESSETH:

         WHEREAS, Love is presently employed as Chief Executive Officer of ILEX;

         WHEREAS, the Company and Love wish to discontinue their employment relationship and enter into this Severance Agreement (this "Agreement").

         NOW, THEREFORE, in consideration of the premises, the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Love agree as follows:

         1. This Agreement embodies the full and final settlement of all rights and obligations of the Company and Love under their employment relationship and their employment relationship shall be terminated in all respects except as specifically set forth in this Agreement.

         2. In consideration for the release contained herein, ILEX agrees to pay Love, a severance payment equal to $650,000 (less standard deductions), payable in two equal annual installments equal to $325,000 each, with the first such installment being due and payable on the execution of this Agreement, and the final installment being due and payable no later than January 31, 2003. Love acknowledges he is not otherwise entitled to the severance payment except in exchange for the release contained herein.

         3. ILEX shall pay Love his full salary, bonus and accrued vacation through December 31, 2001 and no other compensation or benefits shall be paid to Love; provided, however, ILEX shall reimburse Love for his expense to continue health care coverage pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for Love and his spouse until June 30, 2003.

         4. Each of Love and the Company releases, remises, acquits and discharges the other party and their predecessors and affiliates, and their divisions, officers, directors, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which releasing party, their heirs, successors or assigns have or may have against any of such parties and any and all liability that any of such parties may have to the released party whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to claims of discrimination under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, 42 U.S.C. Section 1981, the Texas Commission on Human Rights Act, or any other U.S. federal, state or local law or any other law, rule or regulation or workers' compensation or disability claims under any such laws. This release relates to claims arising from and during Love's employment relationship with ILEX and its predecessors and affiliates or as a result of the termination of such employment relationship. This release is for any relief, no

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matter how denominated, including but not limited to wages, back pay, front pay, compensatory damages or punitive damages. Each party further agrees that they will not file or permit to be filed on their behalf any such claim. This release shall not apply to (i) the obligations set forth in the Consulting Agreement or those under Section 6 of this Agreement, or (ii) any other claims based on acts or omissions of any released party first occurring after the date on which he signs this Agreement.

         5. This Agreement does not affect Love's obligations or ILEX's rights under any confidentiality, secrecy or proprietary information or intellectual property agreement; or any laws governing such matters. In addition, this Agreement shall not affect Love's status as a current member of the Board of Directors of ILEX.

         6. This Agreement is personal to Love and, without the prior written consent of the Board of Directors of ILEX, shall not be assignable by Love otherwise than by will or the laws of descent and distribution. The terms of this Agreement shall be binding and inure to the benefit of the parties hereto and their affiliates and their respective successors and assigns. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. This Agreement shall be construed, enforced and interpreted in accordance with applicable federal law and the laws of the State of Texas without reference to its principles of conflicts of law, and venue for any action arising in connection herewith shall be proper in Bexar County, Texas. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original.

         7. The failure of either party at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any provision hereof shall not be construed to be a waiver of such provisions or to affect the validity of this Agreement, or of any part hereof, or of the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         8. Written notices required or furnished under this Agreement shall be sent to the following addresses:

            to ILEX: Ronald G. Tefteller
                     ILEX Oncology, Inc.
                     4545 Horizon Hill Blvd.
                     San Antonio, TX 78229

            to Love: Richard L. Love
                     24 Eton Green Circle
                     San Antonio, TX 78257

Notices shall be effective on the first business day following receipt thereof. Notices sent by mail shall be deemed received on the date of delivery shown on the return receipt.

         9. This Agreement represents and contains the entire agreement between the parties hereto with respect to the subject matter hereof, and the terms of this Agreement are contractual and not a mere recital. Further, this Agreement supersedes any and all prior oral and written


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agreements and understandings, and no representation, warranty, condition, understanding, or agreement of any kind with respect to the subject matter hereof shall be relied upon by the undersigned unless incorporated herein.

         10. Any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or relating to the terms or conditions of this Agreement or the employment relationship hereby terminated, including the implementation, applicability and interpretation thereof, shall be resolved exclusively as follows: Upon the written request of one party served upon the other, any such claim, dispute or controversy shall be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-14, as amended. If arbitration is requested, each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine any such disputes. The two arbitrators shall then choose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA"). The majority decision of the three arbitrators shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties; provided, however, to the extent possible, the arbitrators shall, as part of their decision, provide that the non-prevailing party shall pay all costs incurred by the prevailing party (including fees and costs of the arbitrators and the prevailing party's legal counsel). The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. Arbitration shall take place in San Antonio, Texas. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas-San Antonio Division for a judgment to be entered upon any award entered through such arbitration proceedings.


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         IN WITNESS WHEREOF, ILEX has caused this Agreement to be executed by its duly authorized officer, and Love has executed this Agreement, in each case as of the date first above written.

                                   ILEX ONCOLOGY, INC.


                                   By: /s/ Jeffrey H. Buchalter
                                      -----------------------------------------
                                   Name: Jeffrey H. Buchalter
                                        ---------------------------------------
                                   Title: President & Chief Executive Officer
                                         --------------------------------------


Love acknowledges that he has read the foregoing Agreement and knows its contents and fully understands it. Love acknowledges that he has been advised to consult with an attorney prior to executing this Agreement, has had such opportunity, and he is executing the Agreement voluntarily, fully understanding the significance and consequences of this Agreement.

                                   /s/ Richard L. Love
                                   --------------------------------------------
                                   Richard L. Love


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